                                                                   EXHIBIT 10.28



                                 LOAN AGREEMENT




                                     BETWEEN




                         CONCORDE BLACKHAWK CORPORATION




                                       AND




                               FIRST NATIONAL BANK




                          Dated as of December 4, 2002

                                 LOAN AGREEMENT

                                Table of Contents

LOAN AGREEMENT........................................................................   1

RECITALS .............................................................................   1

ARTICLE  1. DEFINITIONS...............................................................   1
         1.1      DEFINED TERMS.......................................................   1
         1.2      OTHER DEFINED TERMS.................................................   2

ARTICLE  2. LOAN......................................................................   3
         2.1      LOAN................................................................   3
         2.2      TERM/PREPAYMENT.....................................................   3
         2.3      INTEREST. ..........................................................   4
         2.4      OTHER PAYMENTS......................................................   4
                  Loan Origination Fee................................................   4
                  Late Payment Fee....................................................   4
         2.5      USE OF PROCEEDS.....................................................   4
         2.6      ADVANCEMENT AND DISBURSEMENTS.......................................   4

ARTICLE  3. SECURITY FOR REPAYMENT OF LOAN - GUARANTY.................................   7
         3.1      SECURITY INTERESTS..................................................   7
                  Deed of Trust; Assignment of Leases and Rents; Fixture Filing.......   7
                  Security Agreement..................................................   7
                  Security for Cost and Fee...........................................   7
         3.2      GUARANTIES..........................................................   7

ARTICLE  4. CONDITIONS OF LOAN........................................................   7
         4.1      ESTABLISHMENT OF ACCOUNT............................................   7
         4.2      SUBORDINATION OF PAYMENTS ON EXISTING INDEBTEDNESS..................   8
         4.3      REAL PROPERTY MATTERS...............................................   8
                  Evidence of Title...................................................   8
                  Survey..............................................................   8
                  Appraisal...........................................................   8
                  Title Insurance Commitment..........................................   8
                  Zoning and Certificate of Occupancy.................................   9
                  Taxes and General Assessments.......................................   9
                  Condition of Property at Closing....................................   9

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
         4.4      NO TRANSFERS........................................................   9
         4.5      PERMITS AND LICENSES................................................  10
         4.6      FINANCIAL STATEMENTS................................................  10
         4.7      HAZARDOUS SUBSTANCES................................................  10
         4.8      LIENS...............................................................  10
         4.9      SLOT MACHINES DATA..................................................  11
         4.10     ADDITIONAL DOCUMENTS................................................  11
         4.11     CONTINUATION OF REPRESENTATIONS AND WARRANTIES. ....................  11
         4.12     COVENANTS...........................................................  11
         4.13     NO DEFAULT..........................................................  11
         4.14     RELEASE OF LIENS....................................................  11
         4.15     DELIVERY OF DOCUMENTATION...........................................  11
                  Promissory Note.....................................................  11
                  Security Agreement..................................................  11
                  Deed of Trust.......................................................  11
                  Instrument Granting Security Interest...............................  12
                  Guaranties..........................................................  12
                  Certificates of Trade Name..........................................  12
                  Corporate Organizational Documents and Resolutions..................  12
                  Certificates of Good Standing.......................................  12
                  Officers' Certificates..............................................  12
                  Certificates of Insurance...........................................  12
                  Financing Statements................................................  12
                  Mechanic Liens......................................................  13
                  Indemnification Agreement Regarding Hazardous Substances............  13
                  Other...............................................................  13
         4.16     OPINION BY BLACKHAWK'S ATTORNEY.....................................  13
         4.17     FIXTURES; EQUIPMENT; PERSONAL PROPERTY..............................  13
         4.18     INSURANCE...........................................................  13
                  Fire and Extended Coverage..........................................  13
                  Steam Boiler Coverage...............................................  14
                  Flood Coverage......................................................  14
                  Comprehensive General Liability Coverage............................  14
                  Insurers............................................................  14
                  Notices Regarding Insurance.........................................  14

ARTICLE  5. TERMINATION...............................................................  14
         5.1      CHANGE IN SECURITY..................................................  15
         5.2      FALSE INFORMATION...................................................  15
         5.3      FAILURE TO DELIVER DOCUMENTS........................................  15
         5.4      INABILITY TO MEET CONDITION BY CLOSING DATE.........................  15


         5.5      INSOLVENCY, ETC.....................................................  15

ARTICLE  6. REPRESENTATIONS AND WARRANTIES............................................  15
         6.1      CORPORATE EXISTENCE.................................................  15
         6.2      FILING AND EXECUTION OF DOCUMENTS...................................  16
         6.3      ANTI-FORFEITURE.....................................................  16
         6.4      MEETING.............................................................  16
         6.5      COVENANTS REGARDING COLLATERAL......................................  16
         6.6      POWER TO ENTER INTO AGREEMENT.......................................  16
         6.7      AUTHORIZATION.......................................................  17
         6.8      CREDIT REPORTS......................................................  17
         6.9      NO ADVERSE CHANGE IN FINANCIAL CONDITION............................  17
         6.10     NO CONFLICT, VIOLATION OR CONSENT REQUIRED..........................  17
         6.11     BINDING EFFECT......................................................  17
         6.12     FAMILIARITY WITH TERMS..............................................  18
         6.13     LEGAL PROCEEDINGS...................................................  18
         6.14     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
                  AGREEMENT...........................................................  18
         6.15     PERFECTION OF LIENS AND SECURITY INTEREST...........................  18
         6.16     COMPLIANCE WITH LAWS................................................  18
         6.17     OUTSTANDING DEBT....................................................  18
         6.18     DISCLOSURE..........................................................  18
         6.19     AFFIRMATIVE COVENANTS...............................................  19
                  Maintenance of Existence............................................  19
                  Payment of Taxes....................................................  19
                  Maintenance of Property and Leases..................................  19
                  Notice of Litigation................................................  19
                  Accounts and Reports................................................  20
                  Compliance with Laws................................................  20

ARTICLE  7. EVENTS OF DEFAULT.........................................................  20
         7.1      EVENTS OF DEFAULT...................................................  20
                  Nonpayment..........................................................  20
                  Nonperformance of Covenants, Conditions or Agreements...............  20
                  Failure to Maintain Insurance.......................................  21
                  Bankruptcy..........................................................  21
                  Change in Material Representation or Warranty.......................  21
                  Material Default....................................................  21
                  Invalidity of Document..............................................  22
                  Bank Deemed Insecure Due to Suspected Event of Default..............  22
                  Excessive Decline in Property Value.................................  22

                  Failure to Obtain or Maintain Gaming License........................  22
         7.2      REMEDIES............................................................  23
                  Acceleration........................................................  23
                  Performance by Others...............................................  23
                  Enforcement of Security Agreement...................................  23
                  Action for Legal or Equitable Remedy................................  23
                  Bank's Rights.......................................................  24
         7.3      COSTS AND EXPENSES OF COLLECTION AND ENFORCEMENT....................  24
         7.4      ALLOCATION OF PROCEEDS..............................................  24
                  Payment of Expenses.................................................  25
                  Payment of Interest.................................................  25
                  Payment of Principal................................................  25
                  Other Amounts.......................................................  25
                  Residue.............................................................  25
         7.5      INSUFFICIENT PROCEEDS...............................................  25

ARTICLE  8. ADMINISTRATIVE AND OTHER PROVISIONS.......................................  25
         8.1      MODIFICATIONS, CONSENTS AND WAIVER..................................  25
         8.2      NOTICE..............................................................  25
         8.3      EXPENSES............................................................  27
         8.4      ASSIGNMENT..........................................................  27
         8.5      BROKERAGE FEES......................................................  27
         8.6      RIGHT TO INSPECT....................................................  27
         8.7      ENTIRE UNDERSTANDING................................................  27
         8.8      SEVERABILITY........................................................  27
         8.9      TITLES..............................................................  28
         8.10     BENEFIT.............................................................  28
         8.11     CONSTRUCTION........................................................  28
         8.12     PLURAL/SINGULAR AS CONTEXT REQUIRES.................................  28
         8.13     TIME OF ESSENCE.....................................................  28
         8.14     CLOSING DATE........................................................  28
         8.15     FACSIMILE SIGNATURES................................................  28
         8.16     COUNTERPARTS........................................................  28
         8.17     NUMBER OF DAYS......................................................  28
         8.18     RECOVERY OF FEES BY PREVAILING PARTY................................  29
         8.19     REASONABLENESS REQUIRED.............................................  29

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT ["Agreement"] is entered into as of the 4th day of December, 2002, by and between CONCORDE BLACKHAWK CORPORATION [a Colorado corporation sometimes referred to as "Blackhawk"] and FIRST NATIONAL BANK [a national banking association with offices in Rapid City, South Dakota, sometimes referred to as "Bank" or "Lender"].

                                    RECITALS

         A. Blackhawk wishes to borrow the sum of Two Million Eighty Thousand Dollars [$2,080,000] from Bank upon the terms and conditions set out below.

         B. Blackhawk is a wholly owned subsidiary of CONCORDE GAMING CORPORATION [a Colorado corporation referred to as "Concorde" or as a "Guarantor"], and BRUSTUEN H. LIEN [an individual referred to as "Lien" or as a "Guarantor"] is a controlling shareholder of Concorde.

         C. Bank is willing to lend said sum to Blackhawk upon the terms and conditions set out below.

         D. Concorde and Lien, respectively, wish to facilitate the Loan contemplated hereby by guaranteeing or otherwise providing security for the repayment of said Loan.

         NOW, THEREFORE, for and in consideration of the Property and other good and valuable consideration, the parties covenant and agree as follows:


                             ARTICLE 1. DEFINITIONS

1.1 DEFINED TERMS. As used herein, the following terms shall have the meanings specified below:

         "Appraisal" means the Complete Appraisal, Self-Contained Report of the Jazz Alley Casino, Black Hawk, Colorado prepared by Hospitality Real Estate Counselors, Inc. dated September 17, 2002.

         "Business Day" means any day other than [i] a Saturday or a Sunday or [ii] a day on which banking and savings and loan institutions in Rapid City, South Dakota are authorized or required by law to be closed.

         "Collateral" means the Property securing payment of the Loan pursuant to the Deed of Trust and Security Agreement.

         "Casino" means the physical building structure and operation know as the "Jazz Alley Casino" to be renamed and operated in the future as the "Golden Gulch Casino."

         "Government Authority" means any government body or regulatory authority exercising jurisdiction over Borrower or the Facilities.

         "Permitted Encumbrances" means any of the following: (a) a purchase money mortgage or security interest, installment sale contract, financing lease, or similar encumbrance on personal property so long as the aggregate principal balances so secured do not exceed $250,000.00; (b) liens permitted under any other Section hereof, the Security Agreement, the Deed of Trust, or any document that secures the obligations of Borrower under the Loan Documents; ( c) clouds on title, title defects or irregularities, utility, access and other easements and rights-of-way, restrictions and exceptions that do not materially interfere with or impair the value, usefulness or integrity of any material portion of the Property, or the present or intended operations thereof; (d) zoning or similar laws that do not materially interfere with or impair the value, usefulness or integrity of any material portion of the Property, or the present or intended operations thereof; (e) those items identified in Exhibit A hereto as additional Permitted Encumbrances, which are to be released upon the closing of the Casino Purchase; (f) liens on vehicles; (g) liens for taxes or assessments or other governmental charges or levies, either not yet due and payable or which are being contested in good faith; (h) non-consensual liens imposed by operation of law including, without limitation, landlord liens for rent not yet due and payable, and liens for materialmen, mechanics, warehousemen, carriers, employees, workmen, repairmen, current wages or accounts payable not yet delinquent, and arising in the ordinary course of business or being contested in good faith by appropriate proceedings and subject to maintenance of adequate reserves; and (i) any item consented to by Lender.

         "Personal Property" shall have the same meaning as defined in the Security Agreement.

         "Property" means the sum of all the "Real Property" and all the "Personal Property" used in connection with the business enterprise contemplated herein.

         "Real Property" shall mean the entirety of Lots 11, 12, 13, and a perpetual easement on the westerly 14 feet of Lot 14 (all within Block 49, in the City of Black Hawk, County of Gilpin, State of Colorado), the Casino, and all other structures, improvements and appurtenances thereon and as further defined in the Deed of Trust and subject only Permitted Encumbrances.

         "Secured Obligations" shall have the same meaning as defined in the Security Agreement.

         1.2 OTHER DEFINED TERMS. Each of the following terms is defined in the Section set forth opposite such term below:

Advance..................................................................2.5.4
Agreement.........................................................Introduction
Bank..............................................................Introduction
Blackhawk.........................................................Introduction
Closing..................................................................2.4.1
Closing Date...............................................................2.1
Concorde..............................................................Recitals
Concorde Guaranty..........................................................2.3
Deed of Trust............................................................3.1.1
Default Rate.............................................................7.2.2
Documents................................................................4.1.1
Due Date...................................................................2.2
Event of Default...........................................................7.1
Guaranties.................................................................3.2
Indemnification Agreement..................................................4.7
Lender............................................................Introduction
Lien..................................................................Recitals
Lien Guaranty..............................................................3.2
Loan.......................................................................2.1
Note.......................................................................2.2
Obligations................................................................3.1
Security Agreement.......................................................3.1.2
Security Instruments.....................................................3.1.3
Subordination Agreement....................................................4.2
UCC....................................................................4.15.11

                                 ARTICLE 2. LOAN

2.1      LOAN. Subject to the terms of this Agreement, on December 4, 2002
         [or such other date as the parties shall mutually agree in writing] ["Closing Date"] Bank will lend to Blackhawk, and Blackhawk will borrow from Bank, the sum of Two Million Eighty Thousand Dollars [$2,080,000] ["Loan"].

2.2 TERM/PREPAYMENT. Commencing on Monthly Payment Date, as defined in the Promissory Note, all accrued interest shall be payable monthly. The entire principal balance and all remaining unpaid accrued interest shall be due and payable one [1] year from the execution of the Promissory Note evidencing said Loan ["Due Date"], which note shall be in substantially the form attached hereto as Exhibit B [the "Note"]; provided, however, that said principal or any part thereof may, at Blackhawk's option, be prepaid at any time without notice and without penalty.

2.3 INTEREST. Except as otherwise provided herein, the unpaid principal balance of the Loan shall bear interest at the fixed rate of ten percent [10%] per annum. Accrued interest shall be paid on the first day of each and every month after disbursement of the Loan proceeds until the principal balance is fully paid.

2.4 OTHER PAYMENTS. In addition to payment of principal and interest as above set out, Blackhawk shall pay to Bank:

         2.4.1 Loan Origination Fee. A non-refundable loan origination fee of Forty-One Thousand Six Hundred Dollars [$41,600] [two percent [2%] of the Loan]. Said fee shall be paid in two installments, Twenty Five Thousand Dollars [$25,000] having been paid prior to the date of this Agreement, and the second installment of Sixteen Thousand Six Hundred Dollars [$16,600]to be paid at the closing of the Loan ["Closing"].

         2.4.2 Late Payment Fee. A late payment fee of five percent [5%] of each installment payment which is made ten [10] calendar days or more after the date it is due.

2.5 USE OF PROCEEDS. Blackhawk specifically covenants and agrees that it will apply all of the Loan Proceeds to the purchase of the Property [the "Casino Purchase"].

         Loan Proceeds are to be applied towards the Casino Purchase as follows:

         2.5.1 One Million Dollars [$1,000,000] for the purchase of the Casino and subadjacent Lots 11 and 12.

         2.5.2 Five Hundred Seventy Five Thousand Dollars [$575,000] for the purchase of subadjacent Lot 13 and a perpetual easement on the westerly 14 feet of Lot 14.

         2.5.3 One Hundred Thousand Dollars [$100,000] as working capital and for renovations and repairs to Property to be advanced to Blackhawk subject to Advancement and Disbursement provisions of the this Agreement.

         2.5.4 Remaining Balance of the Loan Proceeds less the above amounts ["Balance"] to be advanced to Blackhawk in sums as required for purchase of furniture, fixtures and equipment subject to Advancement and Disbursement provisions of this Loan Agreement [an "Advance"]

2.6 ADVANCEMENT AND DISBURSEMENTS. Notwithstanding any other provision herein:

         2.6.1 Lender shall have no obligation of any nature to fund any Advance unless:

                  2.6.1.1  no Event of Default has occurred and is continuing;

                  2.6.1.2 all representations and warranties of Borrower in each Loan Document are true and correct in all material respects;

                  2.6.1.3 all conditions as to the effectiveness of this Agreement (unless waived in connection with the execution of this Agreement) shall have been satisfied; and

                  2.6.1.4 Lender has received a signed certificate of the President of Borrower stating that after giving effect to the Loan, the representations and warranties contained herein are true and accurate and that no Default or Event of Default exists as of the Advance Date.

         2.6.2 It shall be a condition precedent to all Advances subsequent to the first Advance that all conditions precedent to the first Advance set forth herein have been satisfied. Provided the conditions precedent to the first Advance are satisfied, not more often than monthly, Borrower may submit an application requesting an Advance of Loan funds to pay costs actually incurred in the construction of renovations and repairs to the Property and purchase of furnishings, fixtures and equipment as incurred to date less the amount of all previous Advances for the same. Borrower may request an Advance only for:

                  2.6.2.1 Work and material incorporated in the renovations and repairs and if approved by Lender, cost of materials to be incorporated in the Property and which are securely stored on site, with scheduled insurance against loss, theft or damage and for which title rests in Borrower free of liens, other than Permitted Encumbrances;

                  2.6.2.2 Costs of Equipment to be installed on the Property and which is securely stored on site (or in a bonded warehouse with prepaid storage fees with warehouseman's receipt delivered to Lender) with scheduled insurance against loss, theft or damage and for which title rests in Borrower free of liens, other than Permitted Encumbrances; no retainage shall be deducted from any Advance; and

                  2.6.2.3 Cost of or furnishing, fixtures and equipment associated with conducting business thereon.

         2.6.3 Each application for an Advance shall be submitted to Lender at least ten [10] days prior to the date on which an Advance is requested. Each application requesting an Advance shall clearly set forth the amounts due to Borrower out of the requested Advance and shall be accompanied by:

                  2.6.3.1 waivers of mechanic's liens and materialman's liens for all work done and all materials furnished to the Property and included in the previous application for an Advance delivered by the respective party or parties performing the work and/or furnishing the materials;

                  2.6.3.2 such other supporting evidence, including invoices and receipts as may be reasonably requested by Lender to substantiate all payments which are to be made out of the Advance or to substantiate all payments then made in respect to the Property;

                  2.6.3.3 evidence of appropriate insurance coverage insuring the materials while in storage and naming Lender as loss payee;

                  2.6.3.4 as to each approved Advance for Equipment delivered to the Property:

                           a.)      invoices for the same passing good,
                                    merchantable title to the Equipment to the Borrower and including in the sales price all sales and use taxes, value added tax, goods and services tax and any other applicable taxes due with respect to the Equipment, and all freight, shipping and delivery charges; and

                           b.) evidence of appropriate insurance coverage insuring the Equipment while in storage and naming Lender as loss payee; and

                           c.) delivery in the name of the Borrower to the Property (or into a bonded warehouse with prepaid storage fees with warehouseman's receipt delivered to Lender) in undamaged condition and in a condition which is ready for immediate installation or adequate storage at the Property.

                  2.6.3.5 Provided the conditions of the Loan Agreement are met on the date of an Advance, Lender shall advance to Borrower the Advance set forth in the Borrower's application for an Advance. Notwithstanding anything herein to the contrary, the entire principal balance of the Loan shall bear interest at the Interest Rate set forth in the Note from and after the date of Closing. In the event all or any portion of the Balance amount set aside for the purchase of furnishing, fixtures and equipment is not advanced within 180 days of the Closing, such remaining balance shall be applied by Lender as a prepayment of the Note Principal Balance.

              ARTICLE 3. SECURITY FOR REPAYMENT OF LOAN - GUARANTY

3.1 SECURITY INTERESTS. To secure repayment of the Loan, interest thereon, and the additional sums described in Article 2 above [collectively the "Obligations"], Blackhawk shall grant, or cause to be granted, to Bank security interests of the first position in its Real Property and Personal Property by executing, inter alia, the following instruments:

         3.1.1 Deed of Trust; Assignment of Leases and Rents; Fixture Filing. Deed of Trust, Assignment of Leases and Rents, and Fixture Filing, in substantially the form attached hereto as Exhibit C ["Deed of Trust"], on the Real Property and fixtures acquired by Blackhawk in the contemplated transaction.

         3.1.2 Security Agreement. Security Agreement, in substantially the form attached hereto as Exhibit D ["Security Agreement"], granting the Bank a first security interest in all of the Personal Property acquired in the Casino Purchase and used with respect to the operation of the Golden Gulch Casino.

         3.1.3 Security for Cost and Fee. The Deed of Trust, Security Agreement and any other security instrument securing the Loan [collectively the "Security Instruments"] shall secure all Secured Obligations of Blackhawk including but not limited to those cost and expenses described in Section 7.3.

3.2 GUARANTIES. A full and unconditional Guaranty, in substantially the form attached hereto as Exhibit E, [the "Lien Guaranty"], executed by Lien and a full and unconditional Guaranty, in substantially the form attached hereto in Exhibit F [the "Concorde Guaranty" and together with the Lien Guaranty, the "Guaranties"] executed by Concorde.

                          ARTICLE 4. CONDITIONS OF LOAN

         Notwithstanding anything contained herein to the contrary, Bank's obligations hereunder are expressly conditioned upon the following:

4.1 ESTABLISHMENT OF ACCOUNT. Blackhawk shall have established, prior to the Closing Date, one or more business accounts with Bank, with the reasonable expectation of maintaining said account during the term of the Loan.

4.2 SUBORDINATION OF PAYMENTS ON EXISTING INDEBTEDNESS. Blackhawk shall have delivered to Bank an executed Subordination Agreement, in substantially the form attached hereto as Exhibit G [the "Subordination Agreement"], by which Lien subordinates to a position secondary to the payments required by this Agreement his right to receive any payments from Concorde on indebtedness existing prior to the date hereof until such date as the Loan [including interest and other items described in
         Section 2.4 above] is fully paid; provided, however, said agreement shall prohibit Concorde from making payments to Lien only during such period or periods as any payment due hereunder from Blackhawk is in default. For purposes of this Section 4.2, default shall be deemed to mean the failure by Blackhawk to make a payment on the date it is due.

4.3 REAL PROPERTY MATTERS. With respect to the Real Property, Blackhawk shall have delivered to Bank:

         4.3.1 Evidence of Title. Evidence that fee simple title for the Real Property [clear of all encumbrances except Permitted Encumbrances] will be held by Blackhawk as of the date of Closing. In the event Blackhawk is to acquire title subsequent to the execution of this Loan Agreement, it shall deliver to Bank copies of the purchase agreements or contracts of sale and purchase by which it is to acquire such title.

         4.3.2 Survey. An ALTA/ACSM survey showing the exterior lines of the Real Property, the location of all improvements thereon, showing them to be within the exterior lines, and showing no easements, rights-of-way or encroachments except for Permitted Encumbrances. The survey shall be currently certified by a licensed civil engineer or registered land surveyor to the Bank and title insurer by name, and the certification shall state that there are no easements, rights-of-way or encroachments except as shown on the survey. Such survey shall be submitted to Bank as soon as practicable, but shall not be a condition to Closing of the Loan.

         4.3.3    Appraisal. A copy of the appraisal.

         4.3.4 Title Insurance Commitment. A commitment by First American Title Insurance Company or another title insurance company acceptable to Bank, effective as of Closing Date, in form and substance satisfactory to Bank to issue its policy of extended coverage title insurance which:

                  4.3.4.1 names the Bank as insured in the principal amount of the Loan,

                  4.3.4.2 insures the Deed of Trust to be a valid first lien on the Real Property,

                  4.3.4.3 includes an endorsement insuring over the general exceptions of such policy, and

                  4.3.4.4  is free from exception for

                           a.) mechanics, contractors or materialmen's liens and lien claims,

                           b.) rights and claims of parties in possession [other than lessees approved by Bank],

                           c.) easements or claims of easements not shown by the public records except for Permitted Encumbrances, and [iv] any other exceptions not approved by Bank. The Lender shall also have received an endorsement to such commitment stating its effective date to be the Closing Date.

         4.3.5 Zoning and Certificate of Occupancy. Evidence satisfactory to Bank that all improvements on the Real Property and uses thereof comply with applicable building and zoning ordinances as well as use restrictions and codes and that all required licenses, permits and instruments of record necessary for the lawful use and operation of the Property [other than any licenses or permits required or casino or gaming operations] are in full force and effect.

         4.3.6 Taxes and General Assessments. Evidence satisfactory to Bank that all real property taxes and general and special assessments [whether levied or to be levied] with respect to the Real Property for 2001 and preceding years have been fully paid or will be paid upon the closing of the Casino Purchase. If payment is not possible [as with real property taxes for the period of 2002 which precedes Closing] by reason of governmental regulations, evidence shall be provided that an adjustment has been made at Closing requiring the sellers of the Real Property to bear their pro rata share of such tax or assessment.

         4.3.7 Condition of Property at Closing. The Property shall be in good condition at the time of Closing, substantially undamaged by fire or other hazard and shall not have been made the subject of condemnation proceedings.

4.4 NO TRANSFERS. Blackhawk shall not change the legal, beneficial or equitable ownership of the Property by selling, assigning, conveying or encumbering [other than Permitted Encumbrances] the Property, or any material portion thereof, to any person except Bank without Bank's prior written consent.

4.5 PERMITS AND LICENSES. Blackhawk shall possess all permits and licenses, required to carry on the business contemplated by this Agreement [other than any licenses or permits required for casino or gaming operations] and shall have submitted and continue to submit evidence thereof as Bank requires from time to time. Upon Closing Blackhawk shall diligently pursue all licenses and permits required for casino or gaming operations and shall submit to Bank evidence of such pursuit or possession thereof.

4.6 FINANCIAL STATEMENTS. Blackhawk shall furnish to Bank within ninety [90] days after the end of each fiscal year an audited balance sheet and audited statements of income and expenses and cash flow of Concorde, all in reasonable detail, in form and content satisfactory to Bank, which have been prepared by an independent certified public accountant in accordance with generally accepted accounting principles.

4.7 HAZARDOUS SUBSTANCES. At the time of Closing there shall not be located anywhere in, on or about the Real Property any toxic or hazardous substance, hazardous waste, hazardous facility, pollutant or contaminant [including but not limited to petroleum products, polychlorinated biphenyls and urea-formaldehyde], as defined in any applicable local, state or federal statute, regulation, code or ordinance, except as permitted by and in compliance with any such applicable law. Thereafter Blackhawk shall not permit any such substance or material to be stored in or about the Real Property, except as permitted by and in compliance with any applicable law. Further, the Blackhawk agrees if Bank, in its sole discretion, determines at any time that materials containing asbestos exist on the Real Property and present a health hazard, or removal or containment of the materials containing asbestos or any other hazardous substance from the Real Property is required by applicable laws or governmental or regulatory authorities, Bank may, in its sole discretion, require removal or containment of such material containing asbestos or any other hazardous substance at Blackhawk's expense. Blackhawk agrees to indemnify Bank from and against any and all liability, claims, demands, costs and expenses [including reasonable attorney fees] resulting from or due to the release or threatened release of materials containing asbestos or any other hazardous substance which were or are claimed or alleged to have been located on or removed from the Real Property by any person at any time. An Indemnification Agreement executed by Blackhawk, binding upon the successors and assigns of Blackhawk, in substantially the form attached hereto as Exhibit H ["Indemnification Agreement"] shall be delivered to Bank at or prior to the Closing. The indemnification shall remain effective whether the discovery of asbestos or any other hazardous substance occurs prior to or subsequent to Bank's acquisition of the Real Property as a result of any foreclosure sale or action taken in lieu of a foreclosure sale and may be enforced at any time by Bank.

4.8 LIENS. Except for Permitted Encumbrances, Blackhawk will keep the Property free from all liens, encumbrances and security interests of every nature heretofore or hereafter arising.

4.9 SLOT MACHINES DATA. A breakdown of the number and denomination of slot machines securing the Loan as of the date of this Agreement is attached hereto as Exhibit I.

4.10 ADDITIONAL DOCUMENTS. Blackhawk shall provide such additional documents as Bank shall, in its sole discretion, deem necessary in the course of underwriting the transactions contemplated by this Agreement.

4.11 CONTINUATION OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Blackhawk contained in this Agreement, in the Documents and in any certificate or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby [the "Documents"], as applicable shall survive Closing, shall be and remain true and correct in all material respects throughout the term of this Agreement, and shall inure to the benefit of the Lender, and its successor and assigns.

4.12 COVENANTS. As applicable, Blackhawk, Concorde and Lien shall have performed and complied with all material terms, covenants and conditions of this Agreement and the Documents.

4.13 NO DEFAULT. Prior to Closing, there shall exist no Event of Default or event which with notice or lapse of time, or both, would constitute an Event of Default, under this Agreement or the other Documents.

4.14 RELEASE OF LIENS. If Bank so requests, for any prior security interest, lien or encumbrance in the Collateral that is not a Permitted Encumbrance, Blackhawk shall obtain the release and discharge of such security interest, lien or encumbrance, including any financing statement or recorded lien filed to perfect such interest, lien or encumbrance.

4.15 DELIVERY OF DOCUMENTATION. In addition to other documentation required herein, Blackhawk, at its sole cost and expense, shall have delivered to Bank the following documents, duly executed by the appropriate party:

         4.15.1   Promissory Note. The Note executed by Blackhawk.

         4.15.2 Security Agreement. The Security Agreement executed by Blackhawk and acknowledged by Bank.

         4.15.3 Deed of Trust. The Deed of Trust, Assignment of Leases and Rents, and Fixture Filing executed by Blackhawk, notarized and filed with Gilpin County, Colorado.

         4.15.4 Instrument Granting Security Interest. Financing Statement filed with the Secretary of State of the State of Colorado.

         4.15.5 Guaranties. The Lien Guaranty executed by Lien and the Concorde Guaranty executed by Concorde.

         4.15.6 Certificates of Trade Name. A Certificate of Trade Name evidencing that Golden Gulch Casino is a trade name used by Blackhawk, and that said trade name has been registered with the State of Colorado.

         4.15.7 Corporate Organizational Documents and Resolutions. With respect to Blackhawk and Concorde, articles of incorporation, bylaws, and a certificate of the appropriate corporate representative, to be dated November 7, 2002, certifying as true and accurate and in full force and effect as of that date, copies of current resolutions of the Board of Directors of each company authorizing it to enter into and perform this Agreement and to execute, deliver and honor and perform all ancillary Documents to which it is a party, and authorizing the persons who have executed or will execute this Agreement and the Documents, as applicable to such company.

         4.15.8 Certificates of Good Standing. Certificates as of the most recent date practical of the appropriate secretaries of state that Blackhawk and Concorde are corporations in good standing in the State of Colorado.

         4.15.9 Officers' Certificates. A certificate executed by a responsible officer of Blackhawk dated as of the date of Closing, certifying that on that date [i] Blackhawk has good title to all Collateral, [ii] no Event of Default or event which, with notice or lapse of time, or both, would constitute an Event of Default, has occurred, and is continuing, and [iii] the representations and warranties contained in this Agreement and the Documents are true and accurate on and as of that date.

         4.15.10 Certificates of Insurance. Certificates of insurance in favor of Bank evidencing insurance policies required by Lender in accordance with Section 4.18

         4.15.11 Financing Statements. Uniform Commercial Code ["UCC"] financing statements of Blackhawk in form and substance satisfactory to Bank, evidencing Bank's security interest in the Collateral designated thereon, to be filed with the Colorado Secretary of State.

         4.15.12 Mechanic Liens. Evidence satisfactory to Bank that no unpaid bills for improvements to the Property exist which may give rise to mechanics, materialmen or similar liens arising by operation of applicable law should any such bills remain unpaid.

         4.15.13 Indemnification Agreement Regarding Hazardous Substances. The Indemnification Agreement executed by Blackhawk, indemnifying the Bank from liability, claims, costs, demands and expenses regarding asbestos or hazardous materials as provided in
                  Section 4.7 hereof.

         4.15.14 Other. Such other agreements, certificates or other documents as shall be deemed necessary or desirable in the good faith opinion of Bank or its counsel in order to fully and completely perfect, preserve or protect Bank's interests hereunder and Bank's security interests in the Collateral.

4.16 OPINION BY BLACKHAWK'S ATTORNEY. An opinion of counsel for Blackhawk and Concorde satisfactory in form and content to Bank and generally in the form, substance and format of Exhibit J attached hereto, as to the due authorization, execution, delivery, validity and enforceability of this Agreement, the Note, the Deed of Trust, the Security Agreement, the Guaranties, the Subordination Agreement and the Indemnification Agreement.

4.17 FIXTURES; EQUIPMENT; PERSONAL PROPERTY. All fixtures, equipment and Personal Property covered by the Deed of Trust and Security Agreement as of Closing shall be paid for in full at or prior to Closing and Blackhawk shall file a financing statement in accordance with Section
         4.15.11 in favor of the Bank with respect thereto. Bank shall have received from Blackhawk evidence of a UCC search showing only said financing statements in favor of Bank of record and showing no effective UCC financing statements, except for any financing statement that will be terminated upon closing of the Casino Purchase.

4.18     INSURANCE. Blackhawk shall maintain insurance as follows:

         4.18.1 Fire and Extended Coverage. Blackhawk shall keep the buildings, structures, fixtures, equipment, other equipment, inventory, Personal Property and other improvements now existing or hereafter erected or placed on the Real Property insured against loss by fire, perils of extended coverage and such other hazards, casualties and contingencies as required by Bank in an amount at least equal to the replacement cost of the Property and in no event less than the unpaid indebtedness secured by the Deed of Trust outstanding at any given time. The policies shall include "all risk" coverage and shall be satisfactory in form and substance to Bank. All insurance shall be carried with companies approved by Bank, and Blackhawk's policies and renewals thereof shall:

                  4.18.1.1 contain a waiver of defense based on co-insurance,

                  4.18.1.2 be assigned and pledged to Bank as additional
                           security, and

                  4.18.1.3 have attached thereto standard mortgagee and loss payee clauses in form acceptable to Bank.

         4.18.2 Steam Boiler Coverage. If steam boilers or similar equipment for generation of steam are located in, on or about the Real Property, Blackhawk shall maintain insurance against loss or damage by explosion, rupture or bursting of such equipment and appurtenances thereto, without a co-insurance clause, in an amount satisfactory to Bank and containing a standard mortgage clause in form acceptable to Bank.

         4.18.3 Flood Coverage. If the Real Property or any part thereof is located in a flood hazard area for which flood insurance is available, Blackhawk shall maintain flood insurance insuring the existing and contemplated improvements on the Real Property in an amount of at least the unpaid indebtedness secured by the Deed of Trust outstanding at any given time or in such lesser amount to which Bank may agree in writing or as Blackhawk is then able to obtain. Said flood coverage shall contain standard mortgagee and loss payee clauses in form acceptable to Bank.

         4.18.4 Comprehensive General Liability Coverage. Blackhawk shall maintain comprehensive general liability insurance, naming Bank as an additional insured, with a combined single limit of at least the principal amount of the Loan, insuring against claims arising from any accident or occurrence in or upon the Real Property.

         4.18.5 Insurers. All insurance policies shall be issued by companies approved by Bank.

         4.18.6 Notices Regarding Insurance. Blackhawk shall provide copies of all such insurance policies to Bank prior to Closing and shall provide notice to Bank within ten [10] days of any notice of cancellation or nonrenewal of such policies.

                             ARTICLE 5. TERMINATION

         Bank's obligation to make the Loan is conditioned upon the performance by Blackhawk, of each and every obligation and covenant and the accuracy of each representation and warranty contained in this Agreement. Bank's obligation hereunder may, at Bank's option, be terminated by Bank, by written notice to Blackhawk at the address specified herein if:

5.1 CHANGE IN SECURITY. There is any material adverse change in the security for the Loan.

5.2 FALSE INFORMATION. The application or any information, representation or warranty contained therein or furnished to Bank in connection with the Loan shall have contained at the time made or furnished or at any time thereafter any material untrue statement or at any such time shall have omitted to state any fact necessary to make the application, warranty, representation or information not materially misleading.

5.3 FAILURE TO DELIVER DOCUMENTS. Blackhawk, Concorde or Lien, or any one or more of them, fails to deliver properly executed Loan Documents required to be executed by such person or entity or Blackhawk fails to perform any of the terms, conditions or agreements of this Agreement.

5.4 INABILITY TO MEET CONDITION BY CLOSING DATE. In the reasonable judgment of Bank any condition contained in this Agreement cannot be fulfilled by the Closing Date and Concorde fails to fulfill such condition within 20 days after notice from Bank of such unfulfilled condition.

5.5 INSOLVENCY, ETC. A petition in bankruptcy or insolvency is filed by or against Blackhawk, Concorde or Lien or an assignment for the benefit of creditors is made by any of said named parties which is not withdrawn or dismissed, cancelled and/or terminated within ninety [90] days after the filing of the same or entry into the same. If Bank's obligations hereunder are terminated pursuant to this Article 5, Bank shall incur no liability by reason thereof. Blackhawk agrees to pay all costs and expenses reasonably incurred by Bank in connection with the Loan, including but not limited to those described in Article 2, except in the event that Bank fails to make the Loan for any reason other than because of breach by Blackhawk of this Agreement.

                    ARTICLE 6. REPRESENTATIONS AND WARRANTIES

         Blackhawk, represents and warrants to Bank:

6.1 CORPORATE EXISTENCE. Blackhawk is a corporation, duly organized and validly existing under the laws of the State of Colorado and it is duly authorized and qualified under all applicable laws, regulations, ordinances and orders of public authorities to carry on business in each state and county where such qualification is necessary and to own and hold property.

6.2 FILING AND EXECUTION OF DOCUMENTS. Blackhawk shall from time to time do and perform such other and further acts and execute and deliver any and all such further instruments as may be required by law or reasonably requested by Bank to establish, maintain and protect Bank's security interest in any of the Collateral or in the Real Property securing repayment of the Loan as provided by this Agreement.

6.3 ANTI-FORFEITURE. Blackhawk has not committed and shall not commit, permit or suffer to exist any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property, or any part thereof, or any moneys paid in performance of its obligations under this Agreement, the Note or under any other Document contemplated by this Agreement. In furtherance thereof, Blackhawk hereby indemnifies Bank and agrees to defend and hold Bank harmless from and against any loss, damage or injury by reason of the breach of the covenants, agreements, warranties and representations set forth in the preceding sentence. Without limiting the generality of the foregoing, the filing of formal charges or the commencement of proceedings against Blackhawk with respect to the subject matter of this Agreement, against Bank, or all or any of the Property of Blackhawk under any federal or state law for which forfeiture of such Property or any part thereof or of any moneys paid in performance of the obligation of Blackhawk under any Document pertaining hereto shall, at the election of Bank, constitute an Event of Default hereunder without notice or opportunity to cure.

6.4 MEETING. The responsible officers of Blackhawk shall meet from time to time with Bank's designated representative to review information regarding Blackhawk in Concorde's consolidated financial statements and such other information regarding the operation of Blackhawk's businesses as may be reasonably requested by Bank to monitor Blackhawk's financial condition and the status of the Collateral.

6.5 COVENANTS REGARDING COLLATERAL. Until all amounts owed under this Agreement, the Note and other ancillary Documents regarding the transactions contemplated by this Agreement have been paid in full or otherwise satisfied under the terms of this Agreement, Blackhawk shall not sell or relocate all or any portion of the Collateral except for sales in the ordinary course of business and sales of obsolete equipment or machines. Blackhawk shall not encumber the Collateral [except for Permitted Encumbrances]. Bank may give its prior written consent to any sale, relocation or encumbrance of any Collateral upon the express terms and conditions set forth in such consent.

6.6 POWER TO ENTER INTO AGREEMENT. Blackhawk has full right, power and authority to enter into and perform this Loan Agreement and the Documents and to grant all of the rights granted and agreed to be granted pursuant to this Agreement and the Documents.

6.7 AUTHORIZATION. Blackhawk has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Documents, including but not limited to all necessary corporate action required by its articles of incorporation and bylaws.

6.8 CREDIT REPORTS. All credit information submitted to Bank is or will be, as the case may be, true and correct in all material respects. Blackhawk authorizes Bank to make such credit investigations and obtain such credit reports and other financial information, written or oral, respecting its credit and financial position as Bank may, from time to time, deem necessary or desirable.

6.9 NO ADVERSE CHANGE IN FINANCIAL CONDITION. There shall have been no material, adverse change in the interim period from the date of this Agreement to the Closing in the condition of Blackhawk or Concorde or in the assets, net worth or credit standing of Blackhawk, Concorde or Lien.

6.10 NO CONFLICT, VIOLATION OR CONSENT REQUIRED. The execution, delivery and performance of, and the compliance with the provisions of each of the Documents, do not and will not violate any provision of any applicable law or any provision of the articles of incorporation and bylaws of Blackhawk, and will not conflict with, require consent under any provision of, result in any breach of any of the terms, conditions or provisions of, result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of Blackhawk [except as contemplate by this Agreement] pursuant to the terms of or constitute a default under or conflict with, any other indenture, contract, mortgage, deed of trust or other agreement or instrument to which Blackhawk is a party or by which Blackhawk is bound. Blackhawk is bound except for such violation, conflicts, breaches or defaults that would not have a material adverse effect on Blackhawk's condition, business or prospects and except for such consents as have been obtained and are in full force and effect. Blackhawk shall not enter into other contractual obligations which will restrict or impair its obligations under this Agreement or any other Document. The execution, delivery and filing of the Security Agreement and any financing statements, Deed of Trust or other lien Document and the creation of the lien, mortgage, encumbrance, preference or security interest contemplated thereby will not require the consent or approval of any person or entity not a party to this Agreement except for such consents or approvals as have been obtained and are in full force and effect.

6.11 BINDING EFFECT. This Agreement constitutes, and the Note and each of the other Documents, when executed and delivered by Blackhawk, will constitute valid obligations of

         Blackhawk and will be binding and enforceable against Blackhawk in accordance with their respective terms, except as may be limited herein by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights and the availability of specific performance.

6.12 FAMILIARITY WITH TERMS. Blackhawk is fully familiar with all of the terms, covenants and conditions of the Documents.

6.13 LEGAL PROCEEDINGS. There shall at the time of Closing be no action, proceeding or investigation pending or threatened [or any basis therefor] which adversely affects any material portion of the Property or which could reasonably be expected to materially adversely affect the condition, business or prospects of Blackhawk or could reasonably be expected to adversely affect Blackhawk's ability to perform its obligations under this Agreement and the Documents.

6.14 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENT. All of the representations, warranties and agreements in this Agreement and the Documents shall survive the Closing and shall inure to the benefit of Bank, its successors and assigns.

6.15 PERFECTION OF LIENS AND SECURITY INTEREST. As of the date of Closing, Bank will have a valid and perfected first priority lien on and security interest in all the Collateral, which lien and security interest will be enforceable against Blackhawk and will secure Blackhawk's obligations hereunder. All filings, recordations and other actions necessary under any laws to perfect and protect such liens and security interests as first- priority liens and security interests in the Collateral have been or will on the Closing be duly taken by Blackhawk.

6.16 COMPLIANCE WITH LAWS. Blackhawk has complied with all laws, regulations, ordinances and orders which affect in any material respect its right to carry on its operations, perform its obligations under this Agreement or the Documents or meet its obligations in the ordinary course of business.

6.17 OUTSTANDING DEBT. Blackhawk is not in default under the provisions of any agreement or instrument evidencing any outstanding indebtedness of Blackhawk to any party or any material agreement to which Blackhawk and/or its affiliates is currently a party.

6.18 DISCLOSURE. This Agreement does not contain any untrue statement of a material fact and does state all material facts necessary in order to make the statements contained herein not misleading in light of the circumstances under which they were made. There is, to the knowledge of Blackhawk, no fact that would materially adversely affect its business, prospects, conditions, affairs, operations, properties or assets.

6.19 AFFIRMATIVE COVENANTS. Until all amounts owed under the Documents have been paid in full or otherwise satisfied under the terms of this Agreement, Blackhawk at its own expense covenants and agrees at all times to comply with the terms of this Section 6.19.

         6.19.1 Maintenance of Existence. Blackhawk shall cause to be done all things necessary to maintain and preserve its corporate existence, rights and franchises and shall comply with all related laws applicable to Blackhawk.

         6.19.2 Payment of Taxes. Blackhawk shall pay, indemnify and hold Bank harmless from:

                  6.19.2.1 Taxes on Collateral. All taxes, assessments and
                           charges lawfully levied or imposed by the United States, any state or local government, any taxing authority or any political or governmental subdivision of any foreign country on or with respect to the Collateral or any part thereof; and

                  6.19.2.2 Other Claims. Any other claims which, if unpaid,
                           might become by law a lien upon Blackhawk's Property or other Collateral required by this Agreement, except and only to the extent that any such taxes, assessments, charges or claims are being contested in good faith [and for the payment of which adequate reserves have been provided] by appropriate proceedings conducted diligently and in good faith so long as such proceedings do not involve a material danger of the sale, forfeiture or loss of all or a material portion of the Collateral.

         6.19.3 Maintenance of Property and Leases. Blackhawk shall keep its properties in good repair and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto. Blackhawk shall at all times comply with the provisions of all material leases to which it is a party so as to prevent any loss or forfeiture.

         6.19.4 Notice of Litigation. Blackhawk shall promptly notify Bank in writing of the initiation of any litigation against Blackhawk that, in Blackhawk's good faith judgment, could be reasonably expected to materially and adversely affect the operations, financial condition, property or business of Blackhawk. If any suit is filed against any material portion of the Collateral or if any material portion of the Collateral is otherwise attached, levied upon or taken in custody by virtue of any legal proceeding in any court,

                  Blackhawk shall promptly notify Bank thereof by telephone, confirmed by letter, and within sixty [60] days [unless otherwise consented to in writing by Lender] cause such Collateral or encumbered Property to be released and promptly notify Bank thereof in the manner aforesaid.

         6.19.5 Accounts and Reports. Blackhawk shall keep true and accurate records and books of account in which full, true and correct entries shall be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles.

         6.19.6 Compliance with Laws. Blackhawk shall duly observe and conform to all valid requirements of governmental authorities relating to the conduct of its business or to its property or assets.

                          ARTICLE 7. EVENTS OF DEFAULT

7.1 EVENTS OF DEFAULT. The occurrence of one or more of the following events [herein an "Event of Default"] shall constitute an Event for Default under this Agreement:

         7.1.1 Nonpayment. Blackhawk's failure to pay the principal, any portion of any installment of interest, or any other payment due under this Agreement or the Note, when such payment shall become due and payable as therein or herein expressed, if such failure continues for a period of ten [10] days after Bank has officially notified Blackhawk in accordance with the provision of this Agreement that such payment has not been received.

         7.1.2 Nonperformance of Covenants, Conditions or Agreements. The failure of Blackhawk, Concorde or Lien to comply with and duly and punctually observe or perform, in any material respect, any of the covenants, conditions or agreements to be performed or observed by them or any one or more of them, contained in this Agreement [other than Section 7.1.1 or Section 7.1.3] or any of the Documents, if such failure continues for a period of thirty [30] days after the earlier of: 1) the giving of notice of such failure by Bank to Blackhawk, or 2) the date Bank is notified of such failure by Blackhawk or should have been so notified pursuant to the terms of this Agreement; provided however, that such period shall at the Bank's discretion be extended for a reasonable period of time for any default that cannot be reasonably cured within the thirty [30] days after such notice, if in the sole opinion of the Bank such failure is:

                  7.1.2.1  capable of being remedied,

                  7.1.2.2 Blackhawk is proceeding promptly in good faith and with reasonable diligence to remedy the same, and

                  7.1.2.3 the security of the Bank is not and will not be materially adversely affected thereby.

         7.1.3 Failure to Maintain Insurance. Blackhawk's failure to maintain insurance as required in Section 4.18 hereof, and which failure continues for a period of ten [10] days after Bank has been notified or should have been notified of such failure by Blackhawk as required in Section 4.18.

         7.1.4 Bankruptcy. Blackhawk, Concorde or Lien applies for, consents to or acquiesces in the appointment of a trustee, receiver, liquidator, assignee, sequestrator or other similar official for any of their respective property or makes a general assignment for the benefit of creditors, or files a petition or an answer seeking reorganization in a proceeding under any bankruptcy law [as now or hereafter in effect] or a readjustment of its indebtedness or an answer admitting the material allegations of a petition filed against them, or any of them, in any such proceeding, or seeks relief under the provisions of any bankruptcy or similar law; or, in the absence of any of the foregoing, a trustee, receiver, liquidator, assignee, sequestrator or other similar official is appointed for Blackhawk, Concorde or Lien or for a substantial portion of any of the property of any such party and is not discharged within ninety [90] days; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or other insolvency law of common law or in equity is instituted against Blackhawk, Concorde or Lien and is not dismissed within ninety [90] days; or, in the absence of any of the foregoing, if, under the provisions of any law providing for reorganization or winding up which may apply to any of said named parties, any court of competent jurisdiction shall assume jurisdiction, custody or control of any of said parties or of any substantial part of any of their individual property and such jurisdiction, custody or control shall remain in force un-relinquished, unstayed or unterminated for a period of ninety [90] days.

         7.1.5 Change in Material Representation or Warranty. Any material representation or warranty made by Blackhawk, Concorde or Lien and contained in any of the Documents herein otherwise provided, or otherwise made by them or any of them to Bank proves or becomes untrue in any material respect, and such inaccuracy is not remedied within thirty [30] days after notice from the Bank.

         7.1.6 Material Default. Blackhawk, Concorde or Lien is in material default in the payment or performance of any material obligation under any promissory note, indenture, contract, mortgage, deed of trust or other instrument to which they, or any one or more of them, is a party or by which they, or any one or more of them, is bound and the applicable cure period shall have expired

         7.1.7 Invalidity of Document. Any provision of any Document supplied or required by this Agreement, including without limitation the Security Agreement and Deed of Trust, shall for any reason [except for acts to be performed by Bank] cease to be valid and binding on any signatory thereto [other than the Bank] or such signatory shall so allege in writing, or the Deed of Trust or Security Agreement shall for any reason [except for acts to be performed by Bank] cease to create a valid and perfected first priority lien, mortgage, encumbrance or security interest except to the extent permitted by the terms thereof, in any of the property purported to be covered thereby or the signatory to such Deed of Trust or Security Agreement shall so allege in writing.

         7.1.8 Bank Deemed Insecure Due to Suspected Event of Default. At any time and upon determination made by Bank that it deems itself insecure with regard to the Loan or the Guaranties and reasonably suspects the occurrence of an Event of Default and for which Blackhawk, upon notice by and request of Bank specifying such Event of Default fails to provide evidence reasonably satisfactory to Bank within 60 days of said notice that such an Event of Default has not in fact occurred.

         7.1.9 Excessive Decline in Property Value. At any time and upon determination made by Bank that it deems itself insecure with regard to the Loan or the Guaranties if: 1) the Bank determines in good faith that the outstanding amount of the Loan exceeds seventy percent [70%] of the appraised value of the Property and so notifies Blackhawk, and 2) Blackhawk fails to deliver to the Bank within sixty [60] days of such notice from the Bank an appraisal by an independent qualified appraiser setting forth an appraised value of the Property and evidence that the outstanding amount of the Loan is less than seventy percent [70%] of such value.

         7.1.10 Failure to Obtain or Maintain Gaming License. With respect to a gaming licence any of the following:

                  7.1.10.1 Blackhawk is unsuccessful in obtaining the
                           appropriate business gaming licenses within six [6] months of the Closing Date;

                  7.1.10.2 Blackhawk is violating any term or provision of
                           gaming regulations relating to the Casino, which violation materially impairs the continued operation of the Casino in substantially the manner in which the Casino was operated prior to such violation;

                  7.1.10.3 any amendment to the gaming regulations materially impairs the continued operation of the Casino;

                  7.1.10.4 any termination, revocation, suspension or limitation by any Government Authority of the right of Blackhawk to lawfully operate any material portion of the Casino as a gaming facility; or

                  7.1.10.5 Blackhawk for any reason, terminates gaming
                           activities at the Casino.

7.2 REMEDIES. Upon the occurrence of an Event of Default and while an Event of Default is continuing, Bank may at its option elect to pursue any or all of the following remedies, which are cumulative and in addition to any other right or remedy provided by applicable law:

         7.2.1 Acceleration. Without further demand, protest or notice of any kind to Blackhawk, Concorde and Lien, Bank may declare any and all sums and obligations due under the Documents to be due and immediately payable and upon such declaration the same shall become and be immediately due and payable.

         7.2.2 Performance by Others. If Blackhawk fails to perform any act it is required to perform under this Agreement or the Documents, Bank may, but shall not be obligated to, perform or cause to be performed such act, provided that any reasonable expense thereby incurred by Bank and any money thereby paid by Bank shall be a demand obligation owing by Blackhawk, and Bank shall promptly notify Blackhawk of the amount of such obligation, which obligation shall bear interest at the rate of ten percent [10%] per annum ["Default Rate"] from the date Bank makes such payment until repaid by Blackhawk. All rights of the person receiving such payment shall be subrogated to Bank.

         7.2.3 Enforcement of Security Agreement. Bank may enforce its rights under the Security Agreement.

         7.2.4 Action for Legal or Equitable Remedy. Bank may institute one or more legal proceedings at law or in equity for the:

                  7.2.4.1 Specific Performance. Specific performance of any covenant, condition, agreement or undertaking contained in the Documents or in aid of the execution of any powers granted therein and/or to recover a judgment for damages for the breach hereof, including, without limitation, any amount due under the Documents, either by their terms or by virtue of such declaration, and collect the same out of any property of Blackhawk.

                  7.2.4.2 Foreclosure of Security Interest. Foreclosure of its security interest in the Collateral and the sale of all or any part of the Collateral under the judgment or decree of any court of competent jurisdiction.

                  7.2.4.3 Enforcement of Guaranties. Bank may enforce its rights under the Guaranties.

                  7.2.4.4 Other. Enforcement of such other appropriate legal or equitable remedy and not limited to those herein expressly set forth as may, in the opinion of Bank, be necessary to protect and enforce Bank's rights under the transactions contemplated by this Agreement.

         7.2.5 Bank's Rights. Bank may, at its option, assert such other rights and remedies of a secured party and of a mortgagee under the laws of the United States or the state of Colorado [regardless of whether such law or one similar thereto has been enacted in the jurisdiction where the rights or remedies are asserted], including without limitation, all rights of a secured party under the UCC, whether or not this Agreement and the transactions contemplated hereby are determined to be governed by the UCC.

7.3 COSTS AND EXPENSES OF COLLECTION AND ENFORCEMENT. The party in default shall pay to Bank on demand all reasonable attorneys fees and other costs and expenses reasonably incurred by Bank in protecting the Collateral or in exercising Bank's rights, powers, or remedies under this Agreement or the Documents, together with interest on such sums at the Default Rate from the date the costs and expenses are incurred until fully paid. If because of the default of Blackhawk, Concorde or Lien hereunder or under any Loan Document Bank consults an attorney regarding the enforcement of any of its rights under any Document or if suit is brought to enforce any Document, Blackhawk promises to pay all reasonable costs thereof, including reasonable attorneys fees. Such costs and attorney fees shall include, without limitation, costs and attorney fees reasonably incurred in any appeal, forfeiture proceeding or in any proceedings under any present or future federal bankruptcy or state receivership or law.

7.4 ALLOCATION OF PROCEEDS. The [a] proceeds of any sale, [b] proceeds of any insurance received by Bank under any insurance policy obtained by Blackhawk hereunder, and [c] any and all other moneys received by Bank with respect to the Documents, the application of which has not elsewhere herein been specifically provided for, shall, except as otherwise specified in any applicable Document, be applied as follows:

         7.4.1 Payment of Expenses. First to the payment of all expenses and charges, including expenses of any sale or retaking, reasonable attorney fees, court costs and other expenses or advances reasonably made or incurred by Bank or on Bank's behalf, under the Documents upon an Event of Default, and to the payment of and provision for adequate indemnity for, any taxes, assessments or liens prior to the lien of Bank.

         7.4.2 Payment of Interest. Second, to the payment of all accrued and unpaid interest under the Note.

         7.4.3 Payment of Principal. Third, to the payment of the unpaid principal balance under the Note.

         7.4.4 Other Amounts. Fourth, to the payment of all other amounts due to Bank under the Documents; and

         7.4.5 Residue. Last, upon payment in full of the Secured Obligations, then to Grantor or its representatives, in accordance with the UCC or as otherwise required by law or directed by a court having jurisdiction.

7.5      INSUFFICIENT PROCEEDS. If the proceeds and other sums described in
         Section 7.4 are insufficient to pay in full all amounts due to Bank under the Documents, Blackhawk shall immediately pay such deficiency to Bank.

                 ARTICLE 8. ADMINISTRATIVE AND OTHER PROVISIONS

8.1 MODIFICATIONS, CONSENTS AND WAIVER. No failure or delay by any party in exercising any power or right hereunder or under the Note or under any other Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power. No amendment, modification or waiver of any provision to this Agreement, the Note, or any other Document, nor consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and consented to by the party of parties to be bound, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any party in any case shall entitle said party to any other or further notice or demand in similar or other circumstances.

8.2 NOTICE. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received [i] when delivered personally, [ii] the Business Day following transmission by facsimile if the transmitting machine confirms successful transmission, [iii] the Business Day following the day deposited with a reputable, established overnight courier service for delivery to the intended addressee against receipt, or [iv] three Business Days following the day deposited with the United States Postal Service as registered or certified mail, postage prepaid, return receipt requested and addressed as follows.

         If to Bank:

                           First National Bank
                           909 St. Joseph Street., Ste. 101
                           Rapid City, SD 57701
                           Attention: Todd Christoffer, Branch President Facsimile No.: 605-399-0995

         With copy given in the manner prescribed above, to:

                           Whiting, Hagg & Hagg
                           601 West Boulevard
                           P.O. Box 8008
                           Rapid City, SD 57709
                           Attention: Brian Hagg
                           Facsimile No.: 605-348-9744

         If to Blackhawk:

                           Concorde Blackhawk Corporation
                           3290 Lien St.
                           Rapid City, SD  57702
                           Attention: Jerry L. Baum, President and
                                      Chief Executive Officer
                           Facsimile No.: 605-342-0247

         With copy given in the manner prescribed above, to:

                           Morrison & Foerster, L.L.P.
                           370 17th St., Ste. 5200
                           Denver, CO 80202-5638
                           Attention: Warren L. Troupe
                           Facsimile No.: 303-592-1510

         Any party may alter its notice address by notifying the other party of such change of address in conformity with the provisions of this Section.

8.3 EXPENSES. In addition to any other payments provided for herein, Blackhawk shall pay all expenses reasonably incurred by Bank in connection with considering Blackhawk's loan application, the preparation and issuance of the commitment letter, and the Closing of the Loan, whether or not the Loan is closed. Such costs shall include, by way of example and not by way of limitation, fees of attorneys and independent appraisers and the costs of survey, inspection, credit reports, recording and filing Loan Documents, and title insurance. Bank may deduct from the Loan Proceeds amounts necessary to pay any of these expenses not paid by Blackhawk.

8.4 ASSIGNMENT. The obligations of Blackhawk under this Agreement are not assignable.

8.5 BROKERAGE FEES. There are no claims for brokerage commissions or like fees payable by Blackhawk in connection with the transactions contemplated by this Agreement. Blackhawk agrees to indemnify and hold Bank harmless with respect to any and all losses and expenses Bank may sustain as a result of any liability Blackhawk is deemed to have to any broker or any claim therefor.

8.6 RIGHT TO INSPECT. At any time prior to Closing or during the term of the encumbrance securing Blackhawk's performance of the provisions of this Agreement, Bank shall have the right at all reasonable times and upon reasonable prior notice to inspect the encumbered Property.

8.7 ENTIRE UNDERSTANDING. This Agreement, together with Exhibits hereto which are hereby incorporated by reference into and made part of this Agreement, constitutes the entire understanding of the parties concerning the transactions contemplated herein. This Agreement supersedes and replaces all prior communications, agreements and understandings of the parties, written or otherwise, concerning the transactions contemplated herein, including the letters of the Bank to Concorde dated April 11 and September 10, 2002, and the Promissory Note of Blackhawk [Loan No. 90779] and the documents relating thereto including the Commercial Guaranties of Concorde and Brustuen H. and Deanna B. Lien.

8.8 SEVERABILITY. In the event any provision of this Agreement is held to be invalid or unenforceable, the validity of remaining provisions shall be unaffected. In such event, the parties shall negotiate in good faith to agree upon a substitute provision that is legal and enforceable and is as nearly as possible consistent with the intentions underlying the original provisions.

8.9 TITLES. Article and Section titles appearing herein are for convenience only and shall not affect the meaning of the terms and provisions of this Agreement.

8.10 BENEFIT. This Agreement shall inure to and be binding upon the successors and assigns of Blackhawk and the Bank.

8.11 CONSTRUCTION. This Agreement has been delivered to Bank's agent and accepted by Bank in the State of Colorado; however, Bank maintains its principal office and conducts business, and this Agreement was negotiated, in the State of South Dakota. In the event any provision of this Agreement is litigated, the controversy shall be submitted to and determined by a court of competent jurisdiction, at Bank's sole option, in the State of South Dakota or the State of Colorado; provided, however, that this Agreement and the Documents contemplated herein shall be construed in accordance with the law of the State of Colorado.

8.12 PLURAL/SINGULAR AS CONTEXT REQUIRES. Words used in the singular shall denote the plural, as the context requires, and when used in the plural shall denote the singular as the context requires. Pronouns used herein, whether masculine, feminine or neuter, shall be interpreted as the context requires.

8.13     TIME OF ESSENCE. Time is of the essence hereof.

8.14 CLOSING DATE. Lender shall take reasonable effort to close the Loan on or before December 4, 2002, at the office of the title insurance company insuring the lien of the Deed of Trust, or at such other location that is acceptable to Bank and Blackhawk. All required documentation and conditions of the Loan need to be met in order to close, or in Lender's sole discretion, determined to be able to be provided subsequently.

8.15 FACSIMILE SIGNATURES. Signatures on this Agreement may be communicated by facsimile transmission and shall be binding on the party transmitting same. Documents conveying an interest in real property shall not be transmitted by fax.

8.16 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed an original but all of which together shall constitute one and the same instrument.

8.17 NUMBER OF DAYS. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays, and holidays; provided however, that if the final day of any time period falls on a non-Business Day, then the final day shall be deemed to be the next Business Day.

8.18 RECOVERY OF FEES BY PREVAILING PARTY. If legal action, including, without limitation, an action for arbitration or injunctive relief, is brought relating to this Agreement or the breach or alleged breach hereof, the prevailing party in any final judgment or arbitration award, or the non-dismissing party in the event of a voluntary dismissal by the party instituting the action, shall be entitled to the full amount of all reasonable expenses, including all court costs, arbitration fees and actual attorneys' fees paid or incurred in good faith.

8.19 REASONABLENESS REQUIRED. Whenever [a] this Agreement requires that any Document or matter must be acceptable or satisfactory to or approved by the Bank or [b] this Agreement provides that the Bank may make a determination in its sole discretion, the Bank shall make such determination in good faith and in its reasonable judgment.


     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK, SIGNATURE PAGE TO FOLLOW.]

         IN WITNESS WHEREOF the parties have executed this Loan Agreement as of the day and year first above written.


                                         FIRST NATIONAL BANK


                                         By: /s/ TODD CHRISTOFFER
                                            -----------------------------------
                                            Todd Christoffer, Branch President


                                         CONCORDE BLACKHAWK CORPORATION


                                         By: /s/ JERRY L. BAUM
                                            -----------------------------------
                                            Jerry L. Baum, President and
                                            Chief Executive Officer


STATE OF SOUTH DAKOTA         )
                              )s.s.
County of Pennington          )

     Subscribed and sworn before me this 4th day of December, 2002 by Todd Christoffer, Branch President, First National Bank.
         WITNESS my hand and official seal.
         My Commission Expires:                         /s/ PEGGY MAIER
                                                        ----------------------
                                                        Notary Public

STATE OF SOUTH DAKOTA         )
                              )s.s.
County of Pennington          )

     Subscribed and sworn before me this 4th day of December, 2002 by Jerry L. Baum, President and Chief Executive Officer, Concorde Blackhawk Corporation.
         WITNESS my hand and official seal.
         My Commission Expires:                         /s/ PEGGY MAIER
                                                        ----------------------
                                                        Notary Public

                                    EXHIBIT A

                             PERMITTED ENCUMBRANCES

                                    EXHIBIT B

                                 PROMISSORY NOTE

                                    EXHIBIT C

                                  DEED OF TRUST

                                    EXHIBIT D

                               SECURITY AGREEMENT

                                    EXHIBIT E

                                  LIEN GUARANTY

                                    EXHIBIT F

                                CONCORDE GUARANTY

                                    EXHIBIT G

                             SUBORDINATION AGREEMENT

                                    EXHIBIT H

                            INDEMNIFICATION AGREEMENT

                                    EXHIBIT I

                                SLOT MACHINE DATA

15 IGTS Plus Slot Machines with a $0.25 denomination.

                                    EXHIBIT J

                           FORM OF OPINION OF COUNSEL





                                       J-1